SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

SPECTRE TECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SPECTRE TECHNOLOGY CORPORATION
174 WILSON STREET, SUITE 110

VICTORIA BC V9A7N7

May __, 2007

Dear Stockholder:

This Information Statement is being furnished to all of the holders of shares of common stock of Spectre Technology Corporation (the “Company,” “we” or “us”).  The purpose of this Information Statement is to notify the stockholders that the holders of a majority of the outstanding shares of common stock and preferred stock of the Company have taken action by written consent to approve the following actions:

(1)  An amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share (“Common Stock”) from 75,000,000 to 300,000,000 and to increase the number of authorized shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) from none to 5,000,000 (the “Authorized Shares Increase”); and

(2)  An amendment to the Company’s articles of incorporation to effect a name from “Spectre Technology Corporation” to “GlobalPayNet Holdings, Inc.” (the “Name Change Amendment”)

The Board of Directors of the Company believes that the Authorized Share Increase and Name Change Amendment are beneficial to the Company and its stockholders.

You have the right to receive this notice if you were a stockholder of record of our Common Stock at the close of business on April 10, 2007.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock.  We are not asking you for a proxy, and you are not requested to send us a proxy.  The Authorized Shares Increase and Name Change Amendment cannot take effect until 20 calendar days after this Information Statement is first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of the outstanding shares of common stock of the Company.  The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous written consent of our stockholders pursuant to Section 78.390 of the Nevada General Corporation Law.

Sincerely,
Alain Ghiai
President and Chief Executive Officer

SPECTRE TECHNOLOGY CORPORATION

174 WILSON STREET, SUITE 110

VICTORIA BC V9A7N7

250-294-0101

INFORMATION STATEMENT

DATED MAY __, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement is being mailed on or about May __, 2007, to all holders of record of the shares of common stock, par value $0.0001 per share (“Common Stock”), of Spectre Technology Corporation, a Nevada corporation (the “Company”), as of the close of business on April 10, 2007 (the “Record Date”), in connection with the adoption of (1) a Certificate of Amendment (the “Increase Amendment”) to the Company’s Articles of Incorporation by the written consent of the holders of a majority of the outstanding shares of Common Stock, increasing the number of authorized shares of our Common Stock from 75,000,000 to 300,000,000, and (2) a Certificate of Amendment (the “Name Change  Amendment” together with the Increase Amendment, the “Amendments”) to the Company’s Articles of incorporation by the written consent of the holders of a majority of the outstanding shares of Common Stock, effecting a Name Change Amendment of the Company’s Common Stock at a specific ratio, ranging from one-for-sixty to one-for-eighty (the “Name Change Amendment”), to be determined by the Board of Directors, in its sole discretion, within a six (6) month period following the date of stockholder approval.

On May 6, 2007, the Company’s Board of Directors unanimously declared the advisability of, and recommended that the stockholders adopt the Amendments.  On May 6, 2007, the Amendments were adopted by the written consent of holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Nevada law.  The Board of Directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares of stock entitled to vote upon the Amendments in order to eliminate the costs and management time required to hold a special meeting of the stockholders and to implement the increase in the number of authorized shares and Name Change Amendment in a timely manner.

The Amendments will become effective on the date the Amendments are filed with and accepted by the Nevada Secretary of State.  Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company.  Accordingly, promptly following the expiration of such 20-day period, we intend to file the Increase Amendment and the Name Change Amendment with the Nevada Secretary of State and the increase in the number of authorized shares will become effective on the date of such filing.

All necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Nevada law, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect.  The Company is not seeking written consent from any of its other stockholders.

The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials.  No consideration has been or will be paid to any officer, director or employee of the Company in connection with the increase in number of authorized shares and Name Change Amendment or the preparation and dissemination of this Information Statement and the accompanying materials.

OUTSTANDING STOCK AND VOTING RIGHTS

As of the Record Date, the Company had 20,000,000 shares of Common Stock issued and outstanding, with each such share of Common Stock entitled to one vote a, with respect to the approval of the Amendments.  The Common Stock constitute the Company’s only outstanding securities eligible to vote on the approval and adoption of the Amendments.  The holders of 10,707,850 shares of the issued and outstanding Common Stock, representing approximately 53% of the votes entitled to be cast with regard to the Amendments, approved the Amendments by written consent.

INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND AUTHORIZE PREFERRED STOCK

General

The Company’s current Articles of Incorporation provides for an authorized capitalization consisting of 75,000,000 shares of Common Stock.  As of May 7, 2007, there were 20,000,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.  The Board of Directors believes that the increase in authorized shares will provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing.

The Board of Directors believes that it is in the best interests of both the Company and its stockholders to effect the Increase Amendment, which includes the authorization of preferred stock (“Preferred Stock”).  The Increase Amendment has been approved by the Board of Directors, the stockholders holding approximately 53% of the outstanding shares of our Common Stock as of the date of this Information Statement.

Vote Required; Manner of Approval

Amending the Articles of Incorporation under Nevada law requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class. Nevada law permits a corporation to amend its articles of incorporation from time to time.

Nevada law provides in substance that, unless the Company’s articles of incorporation states otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than a minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of Nevada law, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with Nevada law and as stated above, an affirmative vote approving the Increase Amendment by holders holding at least a majority of the outstanding shares of the Company’s Preferred Stock and Common Stock, has been obtained. As a result, no further vote or proxy is required by the stockholders of the Company to approve the Increase Amendment of the Company.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the amendment of the Articles of Incorporation cannot take effect until 20 calendar days after this Information Statement is first mailed to the Company’s Stockholders.

EFFECTS OF INCREASE IN AUTHORIZED CAPITAL

After the increase in the authorized number of shares of Common Stock, there will be 20,000,000 shares of our Common Stock issued and outstanding, leaving approximately 280,000,000 shares of our Common Stock available for future issuance and there will be 5,000,000 shares of our Preferred Stock, none of which will be outstanding.  The par value of our Common Stock and Preferred Stock will be $0.0001 per share.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The Increase Amendment will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock would remain unchanged under the Increase Amendment.

The increase in the authorized number of shares of Common Stock and Preferred Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion.  These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.  The increase in the number of authorized shares of common stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

The increase in the authorized number of shares of our Common Stock could have an anti-takeover effect, although that is not the intention of the Company.  If the Board of Directors desires to issue additional shares of our common stock in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board of Directors.  The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s stockholders to realize a higher price for their shares than might be generally available in the public markets.  The Board of Directors is not aware of any attempt, or contemplated attempt, to change the control of the Company, and the Increase Amendment is not being effectuated with the intent that it be used as a type of anti-takeover device.

The issuance of any additional shares of Common Stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share, if any, of existing shares of Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.

The shares of Preferred Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve.  No further vote of the stock-holders will be required in connection with the authorization of a class or series of preferred stock or the issuance of shares of an authorized class or series, unless otherwise required by applicable law.

In the event that the Board of Directors does authorize, designate and issue  shares of preferred stock, the Board may exercise its discretion in establishing the terms of such preferred stock.  In the exercise of such discretion, the Board may determine the voting rights, if any, of the class or series of preferred stock being authorized, which could  include the right to vote separately or as a single class with the Common Stock and/or other classes or series of preferred stock, including with respect to the election of directors; to have more or less voting power per share than that possessed by the Common Stock or other classes or series of preferred stock; and to vote on certain specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified  event or condition.  On the liquidation of the Company, dissolution or winding up, the holders of any class or series of preferred stock may be entitled to receive preferential cash distributions fixed by the Board when creating the particular class or series of preferred stock before the holders of Common Stock are entitled to receive anything.   The Board of Directors will also have the discretion to provide the dividend rights and dividend rate of any class or series of preferred stock.  Preferred stock authorized by the Board could be redeemable or convertible into shares  of any other class or series of our capital stock, including Common Stock.

The Board of Directors believes the authorization of preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise.  Such a delay might deny us the flexibility that our Board views as important in facilitating the effective use of the securities of our Company.

NAME CHANGE AMENDMENT

     The Board has adopted a resolution to change the name of the corporation from "Spectre Technology Corporation" to "GlobalPayNet Holdings, Inc." (the “Name Change Amendment”).  The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the Name Change Amendment.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Name Change Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Corporate Name Change has been approved because the new name better represents the Company's business focus.  The adoption of "GlobalPayNet Holdings, Inc." as the new name more clearly and accurately describes the new business focus of the Company.  With the name "Spectre Technology Corporation", there is no clear relationship to the Company's current business activities.  The name "GlobalPayNet Holdings, Inc." should allow the Company to develop a clearer and more recognizable identity in the marketplace.

Certificates for the Company's common stock that recite the name "Spectre Technology Corporation" will continue to represent shares in the Company after the Corporate Name Change has become effective. If, however, a stockholder wishes to acquire a certificate reciting the name "GlobalPayNet Holdings, Inc." after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

DISSENTER’S RIGHTS

Stockholders have no right under Nevada law or the Company’s Articles of incorporation, as amended, or bylaws, as amended, to exercise dissenters’ rights of appraisal with respect to the Name Change Amendment.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock by each person (including any “group” as that term is used in Section 13(a)(3) of the Exchange Act of 1934) known to the Company to beneficially own 5% or more of the outstanding Common Stock, each of the Company’s directors and nominees, each of the Company’s executive officers and each of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Alain Ghiai	10,688,750(1)	53.44%
Renovato Media Group SA	3,500,000(2)	17.50%
Maisonette International	2,500,000(2)	12.50%
Maisonette Group SA	1,525,000(2)	7.63%%
Briner Group Holdings Inc.	1,220,000	6.10%
Directors and Officers as a Group (1)	10,688,750	53.44%

(1)

Includes (i) 3,500,000 shares of Renovato Media Group SA, (ii) 2,500,000 shares of Maisoneete International and (iii) 1,525,000 shares Maisonette Group SA each of which Mr. Ghiai is a principal and possesses voting and economic control.  Mr. Ghiai is the a director of the Company and the President and Chief Exectutive Officer.

(2)

Mr. Ghiai possesses voting and economic control over each of these entities.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, officer, or associate of any director or officer, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendments.

TRANSFER AGENT

Our stock transfer agent is West Coast Stock Transfer, located in Vancouver, British Columbia, Canada. Their mailing address and telephone number is: 850 W. Hastings, Suite 302, Vancouver, BC V6C 1E1; (604)-682-2556.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Commission.  You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can obtain information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

SPECTRE TECHNOLOGY CORPORATION
174 WILSON STREET, SUITE 110
VICTORIA BC V9A7N7
250-294-0101

BY ORDER OF THE BOARD OF DIRECTORS
Alain Ghiai